UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2016

MGM Growth Properties LLC

(Exact name of registrant as specified in its charter)

Delaware	001-37733	47-5513237
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6385 S. Rainbow Blvd., Suite 500 Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 669-1480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On April 25, 2016, MGM Growth Properties LLC (the “Company”) completed its previously announced initial public offering (the “IPO”) of 57,500,000 of its Class A shares representing limited liability company interests (the “Class A shares”) (inclusive of the full exercise by the underwriters of their option to purchase 7,500,000 Class A shares). In connection with the IPO, the Company entered into several material definitive agreements that, among other things, set forth the terms and conditions of the IPO and provide a framework for the Company’s relationship with MGM Resorts International (“MGM”) following the IPO, and also adopted certain compensation plans all as summarized below.

Item 1.01	Entry into a Material Definitive Agreement

Indenture and Senior Notes Registration Rights Agreement

On April 20, 2016, MGP Escrow Issuer, LLC (which merged with and into MGM Growth Properties Operating Partnership LP (the “Operating Partnership”) upon the completion of certain formation transactions associated with the Company on April 25, 2016 (the “Formation Transactions”)) and MGP Escrow Co-Issuer, Inc. (collectively, the “Issuers”), indirect wholly owned subsidiaries of MGM at the time of issuance, issued $1.05 billion in aggregate principal amount of their 5.625% senior notes due 2024 (the “Notes”) under an indenture dated as of April 20, 2016 (the “Indenture”) among the Issuers and U.S. Bank National Association, as trustee. The Notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. In connection with the merger of MGP Escrow Issuer, LLC with and into the Operating Partnership as part of the Formation Transactions, on April 25, 2016, the Operating Partnership, together with its subsidiaries MGP Lessor, LLC and MGP Lessor Holdings, LLC (together, the “Subsidiary Guarantors”), and MGP Escrow Co-Issuer, Inc., entered into a supplemental indenture to the Indenture (the “Supplemental Indenture”) through which the Operating Partnership assumed the obligations of MGP Escrow Issuer, LLC under the Indenture, and the Subsidiary Guarantors became guarantors under the Indenture in accordance with its terms.

The Issuers used the net proceeds of the offering, or approximately $1,030.9 million (after giving effect to discounts, commissions and offering expenses), together with borrowings under the Term Loan Facilities (as defined below) entered into by the Operating Partnership in connection with the Formation Transactions and the proceeds of an equity contribution by the Company into the Operating Partnership that occurred concurrently therewith, to repay the bridge facilities entered into by MGM and certain of its subsidiaries and assumed by the Operating Partnership in connection with the Formation Transactions. The proceeds from the Notes offering were placed in escrow upon closing and were released in connection with the completion of the Formation Transactions.

The Notes will mature on May 1, 2024. The Issuers will pay interest on the Notes on May 1 and November 1 of each year, commencing on November 1, 2016. Interest on the Notes will accrue at a rate of 5.625% per annum and be payable in cash. The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior basis by all of the Operating Partnership’s subsidiaries that guarantee the Operating Partnership’s credit facilities. The Issuers may redeem all or part of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus, to the extent the Issuers are redeeming Notes prior to the date that is three months prior to their maturity date, an applicable make whole premium, plus, in each case, accrued and unpaid interest.

The Indenture contains customary covenants that will limit the Issuers’ ability and, in certain instances, the ability of the Issuers’ subsidiaries, to borrow money, create liens on assets, make distributions and pay dividends on or redeem or repurchase stock, make certain types of investments, sell stock in certain subsidiaries, enter into agreements that restrict dividends or other payments from subsidiaries, enter into transactions with affiliates, issue guarantees of debt, and sell assets or merge with other companies. These limitations are subject to a number of important exceptions and qualifications set forth in the Indenture.

Events of default under the Indenture include, among others, the following with respect to the Notes: default for 30 days in the payment when due of interest on the Notes; default in payment when due of the principal of, or premium, if any, on the Notes; failure to comply with certain covenants in the Indenture for 60 days after the receipt of notice from the trustee or holders of 25% in aggregate principal amount of the Notes of such series; acceleration or payment default of debt of the Issuers or a significant subsidiary thereof in excess of a specified amount that remains uncured for 30 days; certain events of bankruptcy or insolvency; and the Master Lease (as defined below) or the guaranty related thereto terminating or ceasing to be effective in certain circumstances. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the trustee or holders of 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately.

In connection with the closing of the Notes, on April 20, 2016, the Issuers and the initial purchasers of the Notes entered into a registration rights agreement (the “Senior Notes Registration Rights Agreement”). Pursuant to the Senior Notes Registration Rights Agreement, the Issuers agreed to use their commercially reasonable efforts to file an exchange offer registration statement with the Securities and Exchange Commission to be used in connection with the exchange of the Notes and related guarantees for registered notes and related guarantees with substantially identical terms in all material respects, except that the registered notes will not have legends restricting transfer. If the Issuers are not permitted to effect the exchange offer, or under certain other circumstances, the Issuers are required to file a shelf registration statement relating to the resale of the Notes. If neither the exchange offer registration statement nor the shelf registration statement are declared effective, or remain effective, for the required periods pursuant to the Senior Notes Registration Rights Agreement, or if the Issuers do not comply with certain other obligations under the Senior Notes Registration Rights Agreement relating to the foregoing, then additional interest will accrue on the Notes in accordance therewith and under the Indenture, subject to the limitations therein. In connection with the merger of MGP Escrow Issuer, LLC with and into the Operating Partnership as part of the Formation Transactions, the Operating Partnership and the Subsidiary Guarantors entered into a joinder to the Registration Rights Agreement, with the Operating Partnership assuming the obligations of MGP Escrow Issuer, LLC thereunder, and the Subsidiary Guarantors assuming certain obligations thereunder in accordance with its terms.

These descriptions of the Indenture, Senior Notes Registration Rights Agreement and Supplemental Indenture are qualified in their entirety by reference to the full texts of the Indenture, Senior Notes Registration Rights Agreement and Supplemental Indenture incorporated by reference hereto as Exhibits 4.1, 4.2 and 4.3, respectively. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Credit Agreement

On April 25, 2016, the Operating Partnership entered into a credit agreement (the “Credit Agreement”) among the Operating Partnership, certain financial institutions named therein as lenders and Bank of America, N.A. as administrative agent, comprised of a $300,000,000 senior secured term loan A facility (the “Term Loan A Facility”), a $1,850,000,000 senior secured term loan B facility (the “Term Loan B Facility” and together with the Term Loan A Facility, the “Term Loan Facilities”) and a $600,000,000 senior secured revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility and Term Loan A Facility will initially bear interest at LIBOR plus 2.75% for the first six months after execution of the Credit Agreement, and thereafter the interest rate will be determined by reference to a total net leverage ratio pricing grid which would result in an interest rate of LIBOR plus 2.25% to 2.75%. The Term Loan B Facility will bear interest at LIBOR plus 3.25% with a LIBOR floor of 0.75%. The Term Loan B Facility was issued at 99.75% to initial lenders. The Revolving Credit Facility and the Term Loan A Facility will mature in 2021 and the Term Loan B Facility will mature in 2023.

The Credit Agreement governing the Revolving Credit Facility and the Term Loan Facilities contains customary covenants that, among other things, limit the ability of the Operating Partnership and its restricted subsidiaries to: (i) incur additional indebtedness; (ii) merge with a third party or engage in other fundamental changes; (iii) make restricted payments; (iv) enter into, create, incur or assume any liens; (v) make certain sales and other dispositions of assets; (vi) enter into certain transactions with affiliates; (vii) make certain payments on certain other indebtedness; (viii) make certain investments; and (ix) incur restrictions on the ability of restricted subsidiaries to make certain distributions, loans or transfers of assets to the Operating Partnership or any restricted subsidiary. These covenants are subject to a number of important exceptions and qualifications. The Revolving Credit Facility and the Term Loan A Facility require the Operating Partnership to comply with certain financial covenants, which may restrict the Operating Partnership’s ability to incur additional debt to fund its obligations in the near term.

The Revolving Credit Facility and the Term Loan Facilities also provide for customary events of default, including, without limitation, (i) payment defaults, (ii) inaccuracies of representations and warranties, (iii) covenant defaults, (iv) cross-defaults to certain other indebtedness in excess of specified amounts, (v) certain events of bankruptcy and insolvency, (vi) judgment defaults in excess of specified amounts, (vii) actual or asserted invalidity or impairment of any loan documentation, (viii) the security documents cease to create a valid and perfected first priority lien on any material portion of the collateral, (ix) ERISA defaults, (x) termination of the Master Lease and (xi) change of control. The Term Loan Facilities are subject to amortization of principal in equal quarterly installments, with 5.0% of the initial aggregate principal amount of the Term Loan A Facility and 1.0% of the initial aggregate principal amount of the Term Loan B Facility to be payable each year. The Revolving Credit Facility and the Term Loan Facilities are both guaranteed by each of the Operating Partnership’s existing and subsequently acquired direct and indirect wholly owned material domestic restricted subsidiaries, and secured by a first priority lien security interest on substantially all of the Operating Partnership’s and such restricted subsidiaries’ material assets, including mortgages on the Company’s properties subject to the Master Lease (as defined below), subject to customary exclusions. As of April 25, 2016, the Company has $600.0 million of available borrowing capacity under the Revolving Credit Facility (excluding letters of credit).

This description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement attached hereto as Exhibit 10.17.

Master Contribution Agreement

On April 25, 2016, the Company entered into a master contribution agreement (the “Master Contribution Agreement”) with MGM and the Operating Partnership, which provides for, among other things, the Company’s responsibility for liabilities relating to its business and the responsibility of MGM for liabilities unrelated to the Company’s business, the Company’s agreements with MGM and the Operating Partnership regarding the principal transactions necessary to effect the transfer by MGM of certain assets to the Company or its subsidiaries, the assumption by the Company or its subsidiaries of certain liabilities in connection with that transfer, the assumption by the Company or its subsidiaries of the bridge facilities entered into by MGM and certain of its subsidiaries in connection with the Formation Transactions and other agreements that govern various aspects of the Company’s relationship with MGM after the closing of the transactions contemplated by the Master Contribution Agreement. The Master Contribution Agreement also contains indemnification obligations and ongoing commitments of the Company, the Operating Partnership and MGM. This description of the Master Contribution Agreement is qualified in its entirety by reference to the full text of the Master Contribution Agreement attached hereto as Exhibit 2.1. Exhibits and schedules that have been excluded from the text of the Master Contribution Agreement attached hereto will be supplementally furnished to the Commission upon request.

Master Lease

On April 25, 2016, a subsidiary of the Company (the “Landlord”) entered into a long-term triple-net master lease agreement (the “Master Lease”) with a subsidiary of MGM (the “Tenant”) pursuant to which all of the Company’s real estate assets (each a “Property” and collectively the “Properties”) were leased to the Tenant. The Master Lease has an initial lease term of ten years with the potential to extend the term for four additional five-year terms thereafter at the option of the Tenant. The Master Lease provides that any extension of its term must apply to all of the Properties under the Master Lease at the time of the extension. The Master Lease has a triple-net structure, which requires the Tenant to pay substantially all costs associated with each Property, including real estate taxes, insurance, utilities and routine maintenance, in addition to the base rent. Additionally, the Master Lease provides the Company with a right of first offer with respect to MGM’s development properties located in National Harbor, Maryland and Springfield, Massachusetts, which the Company may exercise should MGM elect to sell these properties in the future.

The annual rent payments due under the Master Lease will initially be $550.0 million. Rent under the Master Lease consists of a “base rent” component (the “Base Rent”) and a “percentage rent” component (the “Percentage Rent”). For the first year, the Base Rent will represent 90% of the initial total rent payments due under the Master Lease, or $495.0 million, and the Percentage Rent will represent 10% of the initial total rent payments due under the Master Lease, or $55.0 million. The Base Rent includes a fixed annual rent escalator of 2.0% for the second through the sixth lease years (as defined in the Master Lease). Thereafter, the annual escalator of 2.0% will be subject to the Tenant and, without duplication, the MGM operating subsidiary sublessees of the Tenant (such sublessees, collectively, the “Operating Subtenants”), collectively meeting an adjusted net revenue to rent ratio of 6.25:1.00 based on their net revenue from the leased properties subject to the Master Lease (as determined in accordance with U.S. GAAP, adjusted to exclude net revenue attributable to certain scheduled subleases and, at MGM’s option, reimbursed cost revenue). The Percentage Rent will initially be a fixed amount for approximately the first six years and will then be adjusted every five years based on the average actual annual net revenues of the Tenant and, without duplication, the Operating Subtenants from the leased properties subject to the Master Lease at such time for the trailing five calendar-year period (calculated by multiplying the average annual net revenues, excluding net revenue attributable to certain scheduled subleases and, at MGM’s option, reimbursed cost revenue, for the trailing five calendar-year period by 1.4%). The Master Lease includes covenants that impose ongoing reporting obligations on the Tenant relating to MGM’s financial statements. The Master Lease will also require MGM, on a consolidated basis with the Tenant, to maintain an EBITDAR to rent ratio (as described in the Master Lease) of 1.10:1.00.

This description of the Master Lease is qualified in its entirety by reference to the full text of the Master Lease attached hereto as Exhibit 10.1.

Corporate Services Agreement

On April 25, 2016, the Company entered into a corporate services agreement with MGM (the “Corporate Services Agreement”), pursuant to which MGM provides the Company and its subsidiaries with financial, administrative and operational support services, including accounting and finance support, human resources support, legal and regulatory compliance support, insurance advisory services, internal audit services, governmental affairs monitoring and reporting services, information technology support, construction services, and various other support services. The Corporate Services Agreement provides that the Operating Partnership will reimburse MGM for all costs MGM incurs directly related to providing the services thereunder. This description of the Corporate Services Agreement is qualified in its entirety by reference to the full text of the Corporate Services Agreement attached hereto as Exhibit 10.2.

IPO Registration Rights Agreement

On April 25, 2016, the Company entered into a registration rights agreement (the “IPO Registration Rights Agreement”) with operating subsidiaries of MGM that hold partnership units of the Operating Partnership (“Operating Partnership Units”). Pursuant to the Registration Rights Agreement, commencing on the first anniversary of the first day of the first full calendar month following the completion of the IPO, MGM and certain of its subsidiaries will have the right to require the Company to effect a registration statement to register the issuance and resale of Class A shares upon exchange of Operating Partnership Units beneficially owned by MGM. The IPO Registration Rights Agreement also provides for, among other things, demand registration rights and piggyback registration rights for the operating subsidiaries of MGM that hold Operating Partnership Units. This description of the IPO Registration Rights Agreement is qualified in its entirety by reference to the full text of the IPO Registration Rights Agreement attached hereto as Exhibit 10.3.

IP License Agreement

On April 25, 2016, the Company entered into a royalty-free intellectual property rights license agreement with MGM (the “the IP License Agreement”), pursuant to which the Company will have the right to use “MGM” in the corporate names of the Company and its subsidiaries for up to 50 years. Pursuant to the IP License Agreement, the Company will also have the right to use the “MGM” mark and the “MGM” logo in the Company’s advertising materials without royalties for up to 50 years. This description of the IP License Agreement is qualified in its entirety by reference to the full text of the IP License Agreement attached hereto as Exhibit 10.4.

Amended and Restated Limited Partnership Agreement of the Operating Partnership

On April 25, 2016, the Company entered into the amended and restated agreement of limited partnership agreement (the “Partnership Agreement”) with MGM Growth Properties OP GP LLC, as the general partner, and certain subsidiaries of MGM that hold Operating Partnership Units. The Partnership Agreement provides holders of Operating Partnership Units the right (subject to certain conditions and limitations) to exchange all or a portion of their Operating Partnership Units for cash (in the form of a redemption of such Operating Partnership Units by the Operating Partnership) or, at the election of the Company’s conflicts committee on its behalf, for Class A shares on a one-for-one basis (subject to adjustment as provided in the Partnership Agreement), in each case, subject to certain ownership limits. A description of the Partnership Agreement is set forth in the section entitled “Description of Partnership Agreement of Operating Partnership” of the Company’s prospectus (the “Prospectus”) filed on April 21, 2016 pursuant to Rule 424(b)(4) under the Securities Act, relating to the Company’s Registration Statement on Form S-11, as amended (File No. 333-210322). This description of the Partnership Agreement is qualified in its entirety by reference to the full text of the Partnership Agreement attached hereto as Exhibit 10.5.

The representations, warranties and covenants contained in the agreements described above were made only for purposes of the respective agreements and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to such agreements and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the agreements may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of any of the agreements described above and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company or the Operating Partnership.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Indenture and the Credit Agreement is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Omnibus Incentive Plan

Effective as of April 19, 2016, the Company adopted the 2016 Omnibus Incentive Plan (the “2016 Plan”). The 2016 Plan will continue in effect until the expiration of its ten-year term. The 2016 Plan allows for the grant of share options (“Options”), share appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), performance shares, performance share units (“PSUs”) and other share-based awards to eligible individuals. The 2016 Plan is designed to advance the interests of the Company and its shareholders by providing key management employees, non-employee directors and other eligible participants of the Company and its affiliates with innovative financial incentives, through share- and performance-based awards. This description of the 2016 Plan is qualified in its entirety by reference to the full text of the 2016 Plan attached hereto as Exhibit 10.6.

The description of the RSUs and PSUs is qualified in its entirety by reference to the full texts of the Form of 2016 Performance Share Units Agreement and Form of 2016 Restricted Share Units Agreement (Employees) attached hereto as Exhibits 10.11 and 10.14, respectively.

Annual Performance-Based Incentive Plan

Effective as of April 19, 2016, the Operating Partnership adopted the Annual Performance-Based Incentive Plan (the “Incentive Plan”) to tie the goals and interests of participating officers to those of the Operating Partnership, and, ultimately, the Company and its shareholders, and to enable the Operating Partnership to attract and retain highly qualified executive officers. Generally, within the first 90 days of each performance period, the board of managers of the general partner of the Operating Partnership will establish in writing, with respect to such performance period, (a) one or more performance goals, (b) a target objective or objectives with respect to such performance goals and (c) a formula or method for computing the amount of bonus compensation awardable to each participant if the performance goals are attained. Performance goals will be based upon the achievement of performance measures specified by the board of managers of the general partner of the Operating Partnership.

Approved bonus awards will generally be payable in cash or equity awards of the Company as soon as practicable during, and generally by March 15th of, the year following the year to which the bonus awards relate. If a participant is not employed as of the last day of an applicable period for which the participant would be eligible for awards, then that participant’s award for that period may be prorated or eliminated accordingly pursuant to the rules established by the board of managers of the general partner of the Operating Partnership in accordance with the Incentive Plan. The Operating Partnership intends for the Company to grant PSUs under the 2016 Plan in payment of the portion of any calculated bonus for a participant who is also a Section 16 officer of the Company that is in excess of such officer’s base salary (the “Bonus PSUs”). The Bonus PSUs are intended to contain terms similar to other PSUs granted under the 2016 Plan, but they will not be subject to forfeiture in the event of the officer’s termination and they have a performance condition based on the Company’s absolute total shareholder return (“TSR”). Depending on the Company’s absolute TSR on the third anniversary of the grant date (or, if earlier, a change of control), Bonus PSUs may be settled with respect to anywhere from 0% to 160% of the target award. The Bonus PSUs are granted together with dividend equivalent rights that are subject to the same vesting terms as the underlying Bonus PSUs. Vesting awards and associated dividend equivalent rights are paid in Class A shares, less applicable withholding, within 30 days following the last day of the performance period of the Bonus PSUs. However, fractional shares are paid in cash.

These descriptions of the Incentive Plan and Bonus PSUs are qualified in their entirety by reference to the full texts of the Incentive Plan and Form of 2016 Performance Share Units Agreement (Bonus) attached hereto as Exhibits 10.7 and 10.12, respectively.

Change of Control Policy

On April 19, 2016, the Operating Partnership adopted a change of control policy for executive officers (the “Change of Control Policy”). The Change of Control Policy provides a uniform severance policy for the termination of an executive officer by the Operating Partnership without “good cause,” or by an executive officer with “good cause” (each term as defined in the Change of Control Policy), within six months prior to, on or within 12 months following a change of control of either MGM or the Company, as set forth in the Change of Control Policy. The Change of Control Policy covers each of the Company’s named executive officers. This description of the Change of Control Policy is qualified in its entirety by reference to the full text of the Change of Control Policy attached hereto as Exhibit 10.8.

MGM Growth Properties LLC Nonqualified Deferred Compensation Plan for Employees

On April 19, 2016, the Operating Partnership adopted the MGM Growth Properties LLC Nonqualified Deferred Compensation Plan (the “DCP”). Under the DCP, the Company’s named executive officers may elect to defer up to 50% of their base salary and/or 75% of any non-salary cash compensation on a pre-tax basis and accumulate tax-deferred earnings on their accounts. The DCP allows participants to allocate their account balances among different measurement options, which are used as benchmarks for calculating amounts that are credited or debited to their account balances (for tax reasons, no ownership interest in the underlying funds is acquired). Subject to limitations imposed by applicable tax laws, participants may elect when to receive payment of their account balances under the DCP. Payment may accelerate in connection with certain events, including death, disability, retirement and other termination of employment. The Company’s named executive officers are also eligible to participate in MGM’s retirement savings plan qualified under Section 401(k) of the Internal Revenue Code. This description of the DCP is qualified in its entirety by reference to the full text of the DCP attached hereto as Exhibit 10.9.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Limited Liability Company Agreement

On April 18, 2016, the Company’s Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) became effective. A description of the LLC Agreement is set forth in the sections of the Prospectus entitled “Description of Shares of MGP” and “Conflicts of Interest and Fiduciary Duties.” The description of the LLC Agreement is qualified in its entirety by reference to the full text of the LLC Agreement attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Master Contribution Agreement by and among MGM Resorts International, MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP, dated as of April 25, 2016

3.1	Amended and Restated Limited Liability Company Agreement of MGM Growth Properties LLC, effective April 18, 2016 (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8 (File No. 333-210832) filed on April 19, 2016)

4.1	Indenture, dated as of April 20, 2016, among MGP Escrow Issuer, LLC and MGP Escrow Co-Issuer, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of MGM Resorts International filed on April 21, 2016)

4.2	Registration Rights Agreement, dated as of April 20, 2016, among MGP Escrow Issuer, LLC and MGP Escrow Co-Issuer, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of the Notes (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K of MGM Resorts International filed on April 21, 2016)

4.3	Supplemental Indenture, dated as of April 25, 2016, among MGM Growth Properties Operating Partnership LP, MGP Escrow Co-Issuer, Inc., MGP Lessor Holdings, LLC, MGP Lessor, LLC and U.S. Bank National Association, as Trustee

10.1	Master Lease between MGP Lessor, LLC and MGM Lessee, LLC, dated April 25, 2016

10.2	Corporate Services Agreement between MGM Growth Properties Operating Partnership LP and MGM Resorts International, dated as of April 25, 2016

10.3	Registration Rights Agreement between MGM Growth Properties LLC and MGM Resorts International, dated as of April 25, 2016

10.4	IP License Agreement between MGM Growth Properties LLC and MGM Resorts International, dated as of April 25, 2016

10.5	Amended and Restated Limited Partnership Agreement of MGM Growth Properties Operating Partnership LP, effective April 25, 2016

10.6	2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 of the Registration Statement on Form S-8 (File No. 333-210832) filed on April 19, 2016)

10.7	Annual Performance-Based Incentive Plan

10.8	Change of Control Policy for Executive Officers

10.9	MGM Growth Properties LLC Nonqualified Deferred Compensation Plan

10.10	2016 Deferred Compensation Plan for Non-Employee Directors

10.11	Form of 2016 Performance Share Units Agreement

10.12	Form of 2016 Performance Share Units Agreement (Bonus)

10.13	Form of 2016 Restricted Share Units Agreement (Non-Employee Directors)

10.14	Form of 2016 Restricted Share Units Agreement (Employees)

10.15	Form of 2016 Restricted Share Units Agreement (MGM Non-Employee Directors)

10.16	Form of 2016 Restricted Share Units Agreement (MGM Employees)

10.17	Credit Agreement dated as of April 25, 2016, among MGM Growth Properties Operating Partnership LP, the financial institutions referred to as Lenders therein and the Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Growth Properties LLC (Registrant)

By:	/s/ Andrew Hagopian III
Name:	Andrew Hagopian III
Title:	Assistant Secretary

Date: April 25, 2016

Exhibit Index

Exhibit	Description

2.1	Master Contribution Agreement by and among MGM Resorts International, MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP, dated as of April 25, 2016

3.1	Amended and Restated Limited Liability Company Agreement of MGM Growth Properties LLC, effective April 18, 2016 (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8 (File No. 333-210832) filed on April 19, 2016)

4.1	Indenture, dated as of April 20, 2016, among MGP Escrow Issuer, LLC and MGP Escrow Co-Issuer, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of MGM Resorts International filed on April 21, 2016)

4.2	Registration Rights Agreement, dated as of April 20, 2016, among MGP Escrow Issuer, LLC and MGP Escrow Co-Issuer, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of the Notes (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K of MGM Resorts International filed on April 21, 2016)

4.3	Supplemental Indenture, dated as of April 25, 2016, among MGM Growth Properties Operating Partnership LP, MGP Escrow Co-Issuer, Inc., MGP Lessor Holdings, LLC, MGP Lessor, LLC and U.S. Bank National Association, as Trustee

10.1	Master Lease between MGP Lessor, LLC and MGM Lessee, LLC, dated April 25, 2016

10.2	Corporate Services Agreement between MGM Growth Properties Operating Partnership LP and MGM Resorts International, dated as of April 25, 2016

10.3	Registration Rights Agreement between MGM Growth Properties LLC and MGM Resorts International, dated as of April 25, 2016

10.4	IP License Agreement between MGM Growth Properties LLC and MGM Resorts International, dated as of April 25, 2016

10.5	Amended and Restated Limited Partnership Agreement of MGM Growth Properties Operating Partnership LP, effective April 25, 2016

10.6	2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 of the Registration Statement on Form S-8 (File No. 333-210832) filed on April 19, 2016)

10.7	Annual Performance-Based Incentive Plan

10.8	Change of Control Policy for Executive Officers

10.9	MGM Growth Properties LLC Nonqualified Deferred Compensation Plan

10.10	2016 Deferred Compensation Plan for Non-Employee Directors

10.11	Form of 2016 Performance Share Units Agreement

10.12	Form of 2016 Performance Share Units Agreement (Bonus)

10.13	Form of 2016 Restricted Share Units Agreement (Non-Employee Directors)

10.14	Form of 2016 Restricted Share Units Agreement (Employees)

10.15	Form of 2016 Restricted Share Units Agreement (MGM Non-Employee Directors)

10.16	Form of 2016 Restricted Share Units Agreement (MGM Employees)

10.17	Credit Agreement dated as of April 25, 2016, among MGM Growth Properties Operating Partnership LP, the financial institutions referred to as Lenders therein and the Administrative Agent